Exhibit 99.1

CONTACT:	Investor Relations

John Eldridge

(206) 272-6571

j.eldridge@f5.com

Corporate Communications

Alane Moran

(206) 272-6850

a.moran@f5.com

F5 Networks Announces Appointment of New Director

SEATTLE, OCTOBER 16, 2012 – F5 Networks, Inc. (NASDAQ: FFIV), the global leader in Application Delivery Networking, today announced the appointment of Michael L. Dreyer, Chief Information Officer, Global Head of Technology for Visa Inc., to F5’s board of directors.

“Mike’s expertise and success as an IT executive in a highly complex and competitive industry will bring great value to our board,” said John McAdam, President and Chief Executive Officer of F5. “We welcome his deep experience in application planning, network architecture, and development, all of which complement F5’s overall strategy for market-leading application delivery.”

“We are very pleased that Mike has agreed to join F5’s board,” said Alan J. Higginson, Chairman of F5. “His experience in a very security-conscious industry and his understanding of F5’s technology and competitive position will greatly benefit our team.”

Prior to the formation of Visa Inc., Dreyer was chief information officer of Inovant (Visa’s technology division), where he oversaw the development and management of Visa’s global systems technology. Named to the position in July 2005, Dreyer was responsible for application planning, architecture, and development in four core areas: transaction services, access and delivery, information services, and program management office/open systems.

Prior to Inovant, Dreyer served as Visa USA’s senior vice president of processing and emerging products, developing products and services to provide Visa with competitive differentiation in the marketplace. Prior to that position, Dreyer was senior vice president of commercial solutions for Visa USA, where he oversaw product development and management for the large corporate, middle market, public sector, small business, and business-to-business ecommerce segments.

Before joining Visa in 1998, Dreyer was vice president of the electronic commerce center of excellence for American Express’ travel-related services. He has also held senior positions at Prime Financial, Inc., Federal Deposit Insurance Corporation, Downey Savings, Bank of America, and the Fairmont Hotel Management Company.

Dreyer received an M.B.A. and a B.A. in Psychology from Washington State University.

About F5 Networks

F5 Networks, Inc., the global leader in Application Delivery Networking (ADN), helps the world’s largest enterprises and service providers realize the full value of virtualization, cloud computing, and on-demand IT. F5® solutions help integrate disparate technologies to provide greater control of the infrastructure, improve application delivery and data management, and give users seamless, secure, and accelerated access to applications from their corporate desktops and smart devices. An open architectural framework enables F5 customers to apply business policies at “strategic points of control” across the IT infrastructure and into the public cloud. F5 products give customers the agility they need to align IT with changing business conditions, deploy scalable solutions on demand, and manage mobile access to data and services. Enterprises, service and cloud providers, and leading online companies worldwide rely on F5 to optimize their IT investments and drive business forward. For more information, go to www.f5.com.

F5 and F5 Networks are trademarks or service marks of F5 Networks, Inc., in the U.S. and other countries. All other product and company names herein may be trademarks of their respective owners.

This press release may contain forward-looking statements relating to future events or future financial performance that involve risks and uncertainties. Such statements can be identified by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue,” or the negative of such terms or comparable terms. These statements are only predictions and actual results could differ materially from those anticipated in these statements based upon a number of factors including those identified in the company’s filings with the SEC.

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